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                                                                  EXHIBIT 10.25

                                FIRST AMENDMENT
                            TO MEDAPHIS CORPORATION
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         THIS AMENDMENT is effective as of December 1, 1998, and is made by MEDAPHIS CORPORATION, a corporation organized and doing business under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the Medaphis Corporation Non-Employee Director Stock Option Plan (the "Plan"); and

         WHEREAS, the Board of Directors of the Company has duly authorized an amendment of the Plan to broaden the transferability of options granted under the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that Section 5(h) of the Plan is hereby amended by deleting Section 5(h) of the Plan in its entirety, and replacing it with the following:

         "(h) Transferability. An Option granted to an optionee under the Plan shall not be assignable or transferable by the optionee other than (i) to the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) to a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) to a partnership in which such Immediate Family Members are the only partners, (iv) to an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) to a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision; provided, however, that (x) there shall be no consideration for any such transfer, and (y) other transfers by the optionee, or any subsequent transfer of transferred Options by a transferee, shall be prohibited, except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended; and provided, further, that following transfer, for purpose of elections to exercise the Option and the sale or merger and change in control provisions of the the Plan, the term "Non-Employee Director" shall be deemed to include the transferee, but the Option otherwise shall continue to be subject to the same terms and conditions that were applicable immediately prior to transfer, including without limitation the provisions of Section g(1) of the Plan, which shall apply so that in the event the original grantee of the Option ceases for any reason to be a director of the Company, then the Option shall be exercisable by the transferee only to the extent and for the periods specified in the Agreement. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Option that has been transferred by a Non-Employee Director under this Section 5(h)."

         Except as specifically amended by this First Amendment, the Plan shall remain in full force and effect as prior to this First Amendment.


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         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.


                                    MEDAPHIS CORPORATION



                                    By: /s/ ALLEN W. RITCHIE
                                        ---------------------------------------
                                        Allen W. Ritchie
                                        President and Chief Executive Officer


ATTEST:



By:  /s/ RANDOLPH L. M. HUTTO
   ---------------------------------
     Randolph L. M. Hutto
     Secretary


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